Exhibit (a)(5)(B)

REE Automotive Announces Expiration and Results of Exchange Offer and Consent Solicitation Relating to Warrants

TEL AVIV, Israel, September 23, 2022 -- REE Automotive Ltd. (NASDAQ: REE) (“REE” or the “Company”), an automotive technology leader and provider of electric vehicle (EV) platforms, announced today the expiration and results of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding (i) public warrants to purchase Class A ordinary shares of the Company, without par value (the “Class A ordinary shares”), which warrants trade on the Nasdaq Stock Market (“Nasdaq”) under the symbol “REEAW” (the “public warrants”), and (ii) related private placement warrants to purchase Class A ordinary shares (the “private placement warrants” and, together with the public warrants, the Warrants”). The Offer and Consent Solicitation expired at midnight (end of day), Eastern Time, on September 22, 2022.

REE has been advised that approximately 13,065,941 warrants were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation. REE expects to accept all validly tendered warrants for exchange and settlement on or about October 6, 2022.

In addition, pursuant to the Consent Solicitation, the Company received the approval of approximately 84% of the outstanding public warrants and approval of approximately 82% of the outstanding private placement warrants to the amendment to the warrant agreement governing the warrants (the “Warrant Amendment”), which exceeds 50% of the outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the outstanding private placement warrants required to effect the Warrant Amendment. Accordingly, the Company and Continental Stock Transfer & Trust Company entered into the Warrant Amendment, dated September 23, 2022, and the Company announced that it will exercise its right, in accordance with the terms of the Warrant Amendment, to exchange each warrant that is outstanding upon the closing of the Offer for 0.18 Class A ordinary shares per warrant (the “Post-Offer Exchange”). The Company has fixed the date for the Post-Offer Exchange as October 10, 2022, following which, no public or private placement warrants will remain outstanding.

The Company also announced that its Registration Statement on Form F-4 filed with the Securities and Exchange Commission (the “SEC”) registering the Company’s Class A ordinary shares issuable in the Offer was declared effective by the SEC on September 21, 2022.

BofA Securities, Inc. was the Dealer Manager for the Offer and Consent Solicitation, Morrow Sodali LLC served as the information agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company served as the exchange agent for the Offer and Consent Solicitation.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein and is also not a solicitation of the related consents. The Offer and Consent Solicitation were made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal and consent.

Important Additional Information Filed with the SEC

Copies of the Schedule TO and Prospectus/Offer to Exchange are available free of charge at the website of the SEC at www.sec.gov. A registration statement on Form F-4 relating to the securities to be issued in the Offer was previously filed and declared effective by the SEC on September 21, 2022 (the “Prospectus/Offer to Exchange”).

About REE

REE Automotive (NASDAQ: REE) is an automotive technology company that allows companies to build any size or shape of electric vehicle on their modular platforms. With complete design freedom, vehicles Powered by REE are equipped with the revolutionary REEcorner, which packs critical vehicle components (steering, braking, suspension, powertrain and control) into a single compact module positioned between the chassis and the wheel, enabling REE to build the industry’s flattest EV platforms with more room for passengers, cargo and batteries. REE platforms are future proofed, autonomous capable, offer a low TCO, and drastically reduce the time to market for fleets looking to electrify.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding REE or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “aim” “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements in this press release may include, among other things, statements about REE’s strategic and business plans, technology, relationships, objectives and expectations for our business, the impact of trends on and interest in our business, intellectual property or product and its future results, operations and financial performance and condition.

These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts, and assumptions. Although REE believes that the expectations reflected in forward-looking statements are reasonable, such statements involve unknown number of risks, uncertainties, judgments, and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. These factors are difficult to predict accurately and may be beyond REE’s control. Forward-looking statements in this press release speak only as of the date made and REE undertakes no obligation to update its forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this press release may not occur.

Uncertainties and risk factors that could affect REE’s future performance and could cause actual results to differ include, but are not limited to: REE’s ability to commercialize its strategic plan; REE’s ability to maintain and advance relationships with current Tier 1 suppliers and strategic partners; development of REE’s advanced prototypes into marketable products; REE’s ability to grow and scale manufacturing capacity through relationships with Tier 1 suppliers; REE’s estimates of unit sales, expenses and profitability and underlying assumptions; REE’s reliance on its UK Engineering Center of Excellence for the design, validation, verification, testing and homologation of its products; REE’s limited operating history; risks associated with plans for REE’s initial commercial production; REE’s dependence on potential suppliers, some of which will be single or limited source; development of the market for commercial EVs; intense competition in the e-mobility space, including with competitors who have significantly more resources; risks related to the fact that REE is incorporated in Israel and governed by Israeli law; REE’s ability to make continued investments in its platform; the impact of the ongoing COVID-19 pandemic and any other worldwide health epidemics or outbreaks that may arise; and adverse global conditions, including macroeconomic and geopolitical uncertainty; the need to attract, train and retain highly-skilled technical workforce; changes in laws and regulations that impact REE; REE’s ability to enforce, protect and maintain intellectual property rights; REE’s ability to retain engineers and other highly qualified employees to further its goals; the inability of REE to successfully or timely consummate the warrant exchange, including with respect to its ability to obtain the requisite approval of the holders of REE’s warrants; and other risks and uncertainties set forth in sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in REE’s Annual Report on Form 20-F filed with the SEC on March 28, 2022, REE’s Prospectus/Offer to Exchange and in subsequent filings with the SEC.

Investor Relations

Limor Gruber
VP Investor Relations | REE Automotive
+972-50-5239233
investors@ree.auto

Kamal Hamid
VP Investor Relations | REE Automotive
+1 303-670-7756
investors@ree.auto

Media

Caroline Hutcheson
Head of Global Communications | REE Automotive
+1-252-314-2028
carolineh@ree.auto